EXHIBIT 10.1

OPTION AGREEMENT BUFA PROPERTY

THIS AGREEMENT is dated for reference the 12th day of April, 2007.

BETWEEN:

ALMADEN MINERALS LTD. (“Almaden”), a body corporate amalgamated under the laws of British Columbia, having an office at 1103 – 750 West Pender Street, Vancouver, B.C. V6C 2T8 and MINERA GAVILAN, S.A. de C.V. (“Minera”), a Mexican Incorporated, and wholly owned subsidiary of Almaden with an office at Ricardo Flores Magon 67, Int. 8-N Colonia Centro, Parral, Chihuahua 33800, Mexico

(Collectively, the “ Optionors” or “Optionor”)

OF THE FIRST PART

AND

LINCOLN GOLD CORP. (“Lincoln ”), a body incorporated pursuant to the laws of Nevada, and having an office at 325 Tahoe Drive, Carson City Nevada 89703

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.	The Optionor is the legal and beneficial owner of the claims, which are located in the State of Chihuahua Mexico and are collectively generally known and described as the "Bufa Property";

B.

The Optionors have agreed to grant an option to the Optionee to acquire up to a 60% interest in the Property in consideration of the Optionee undertaking a work program on the Property aggregating US$3,500,000 and issuing an aggregate of 1,550,000 shares of the Optionee to Almaden as set forth herein; and

C.	The Optionee is a OTCBB company;

                 NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10 now paid by the Optionee to the Optionors, the receipt and sufficiency of which is hereby expressly acknowledged, and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

1.	INTERPRETATION

1.1            For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)	"Agreement" means this Agreement, as amended from time to time;

(b)	“Area of Interest” means that area within 2 kilometers from the boundary of any of the claims comprising the Property;

(c)

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, including, without limitation:

(i) any and all claims by governmental or regulatory authorities for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

(ii)

any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from hazardous materials, including any release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment;

(d)

“Environmental Law” means all requirements of the common law, civil code or of environmental, health or safety statutes, regulations, rules, ordinances, policies, orders, approvals, notices, licenses, permits or directives of any federal, state, territorial, provincial or local judicial, regulatory or administrative agency, board or governmental authority including, but not limited to those relating to (i) noise, (ii) pollution or protection of the air, surface water, ground water or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or (v) the closure, decommissioning, dismantling or abandonment of any facilities, mines or workings and the reclamation or restoration of lands;

(e)	“Effective Date” means the date on which this agreement is executed and delivered ;

(f)

"Mining Work" means every kind of work done on or in respect of the Property or the products there from by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

(g)	"Option" means the sole and exclusive right and option to acquire and undivided 60% legal and beneficial interest in the Property;

(h)

"Property" means those mineral properties more particularly described in Schedule "A" hereto together with any surface rights, mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto.

1.2            In this Agreement, all dollar amounts are expressed in lawful currency of the United States of America.

1.3            The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4            Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The Optionee represents and warrants to the Optionors that:

(a) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(b)

it has full power and has received full corporate authority for the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under any indenture, agreement or other instrument whatsoever to which they are a party or by which they are bound or to which they may be subject and will not contravene any applicable laws;

(c)

Any matters which arise which impede or delay the progress of work on the property by the Optionee or which may reasonably be anticipated to impede or delay the progress of work on the Property, for whatever cause, must be reported to the Optionor in a timely manner.

2.2	The Optionors represent and warrant to the Optionee that:

(a)

each has full legal capacity and competence to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of their obligations and duties hereunder;

(b)

it has full power and authority for the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under any indenture, agreement or other instrument whatsoever to which they are a party or by which they are bound or to which they may be subject and will not contravene any applicable laws;

	(c)	Minera is the sole owner of, and holds good and marketable title to an undivided 100% right, title and interest in and to claims of the Property

(d)

the Property is properly and accurately described in Schedule “A” hereto, and is in good standing under the laws of the jurisdiction in which the Property is located to and the conditions on and relating to the Property respecting all past and current operations thereon are to the best of its knowledge in compliance with all applicable federal and state laws including all Environmental Laws;

	(e)	all taxes, assessment, rentals, levies or other payments relating to the Property and required to be made to any federal and state governmental instrumentality have been made;

3.	OPTION

3.1            The Optionors hereby grant to the Optionee the sole and exclusive right and option to acquire a 60% undivided interest in the Property by the making of expenditures for Mining Work (“Expenditures”) and issuing shares of its capital as follows:

(a)	the Optionee must spend US$500,000 in expenditures (which must include drilling) on the Property by the first anniversary of the Effective date (firm commitment);

(b)	the Optionee makes Expenditures of an additional US$ 750,000 on the Property by the second anniversary of the Effective date;

(c)	the Optionee makes Expenditures of an additional US$ 1,000,000 on the Property by the third anniversary of the Effective date;

(d)	the Optionee makes Expenditures an additional US$ 1,250,000 on the Property by the fourth anniversary of the Effective date;

(e)	the Optionee issues 150,000 common shares of the Optionee to Almaden within 5 business days of the Effective Date(firm commitment);

(f)	the Optionee issues an additional 200,000 shares of the Optionee to Almaden on or before the first anniversary of the Effective date

(g)	the Optionee issues an additional 200,000 shares of the Optionee to Almaden on or before the second anniversary of the Effective date;

(h)	the Optionee issues an additional 1,000,000 shares of the Optionee to Almaden on or before the fourth anniversary of the Effective date;

Any Expenditures in excess of the Expenditures for such period shall be credited towards the Expenditures required for a succeeding period or periods.

The shares to fulfill the Share requirements set forth in section 3.1 (e) to 3.1 (h) shall be issued to Almaden. The Optionee shall use its best endeavours to ensure that all shares are issued without restriction on transfer or if issued with restriction on transfer that such restrictions are removed as soon as possible.

Almaden agrees that, in order to enable the Optionee to comply with applicable United States securities laws, each issuance of Shares to Almaden will be conditional upon execution by Almaden in favour of the Optionee of an Investment Agreement in the form attached hereto as Schedule C in respect of the issuance of Shares.

4.	OPTION EXERCISE

4.1            Upon the fulfillment of the Expenditure requirements and the share requirements as set forth in section 3.1 the Optionee shall be deemed to have earned an undivided 60% interest in the Property (the “Option Exercise”), subject always to compliance with the provisions of Section 6.3 (h).

5.	OPTIONEE’S RIGHTS

5.1            Except as otherwise provided in this Agreement, until the Option is exercised or terminated in accordance with the terms of this Agreement, the Optionee, its servants and agents shall have the sole and exclusive right to:

(a)	enter in, under or upon the Property and conduct Mining Work;

(b)	exclusive and quiet possession of the Property;

(c)	bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

(d)	remove from the Property and dispose of for its own account ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

6.	POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE

6.1            Until the Option is exercised or terminated in accordance with the terms of the Agreement, the Optionee shall have full right, power and authority to do everything necessary or desirable to carry out an exploration program on the Property and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

(a)

regulate access to the Property, subject only to the right of the Optionors and its representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b)

employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder; and

(c)

execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Optionee its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Optionee harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Optionee directly or indirectly as a result of its exercise of its powers pursuant to this Subsection 6.1(c).

6.2            In the event of any subdivision, consolidation or other change in the share capital of the Optionee prior to the exercise in full of the Option, the number of shares to be delivered or issued to the Optionor thereafter in connection with the exercise of the Option shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Optionee. In the event the Optionee undertakes an amalgamation, merger, reorganization or other arrangement prior to the exercise in full of the Option, the number of shares to be delivered or issued to the Optionor thereafter shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

6.3            Until the Option is exercised or terminated in accordance with the terms of this Agreement, the Optionee shall have the duties and obligations to:

(a)	Keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee)

(b)

Keep the Property in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the doing of all other acts and things and the making all other payments required to be made which may be necessary in that regard, and shall provide to the Optionors proof of such filing and payment or payment in lieu not less than 30 days before the due date of such filing or payment ;

(c)

Permit the Optionors and representatives, duly authorized in writing by them or either of them, access to all records prepared by the Optionee in connection with Mining Work. The Optionee shall prepare and deliver to the Optionor at reasonable intervals, but in any event not less frequently than once each calendar quarter, reports on all Mining Work conducted by the Optionee. A formal written report prepared by a qualified person under the meaning of National Instrument 43-101 is required by the Optionor no later than May 15th of each year, to detail and describe the work performed during the preceding 12 months; If the optionor terminates the agreement before this date, the report is required within 14 days of the notice of termination.

(d)	Conduct all work on or with respect to the Property in a careful and minerlike manner and in accordance with the applicable laws of the jurisdiction in which the Property is located and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Property;

(e)	Maintain true and correct books, accounts and records of operations hereunder.

(f)

During the term of the Option, the Optionee shall pay all taxes, complete and file all assessment work and make all necessary payments and do such further and other acts as may be required to maintain the Property in good standing and shall not abandon or terminate the Option at any time less than 90 days prior to the date on which any act is required to maintain the Property in good standing.

(g)

provide to the Optionor copies of all news releases and other continuous disclosure documents filed or disseminated by the Optionee under securities laws of Canada and such other jurisdictions to which the Optionee may be subject which releases or documents shall comply with appropriate disclosure standards including, without limitation, NI 43-101..

(h)

Within 30 days after the end of each period within which expenditures are required (“Qualifying Expenditures”) to be made by the Optionee to maintain this Option Agrement in good standing the Optionee and before earning an interest in accordance with the provisions of Sections 3.2 or 4.1 of this agreement, shall supply to the Optionor a geological or engineering report in writing reporting in detail as to the work conducted and a report of the Qualifying Expenditures made by the Optionee. Such report of Qualifying Expenditures shall, if required by the Optionors, be certified to by the Optionee’s auditors.. Should such reports not be provided or should such reports not demonstrate expenditures sufficient to meet the required expenditures for the period covered by such report this Option Agreement may on notice in accordance with Section16.1 terminate the Option and the Secondary Option., or, at the election of the Optionors, require additional Qualifying Expenditures to be made or require payment in lieu of such expenditures.

7.	JOINT VENTURE

7.1

Upon the Optionee earning its interest under 3.2 all operations shall be conducted on a joint venture basis the basic terms of which venture shall be as set forth in Schedule “B” or such further or other terms as the parties may agree upon.

8.	TERMINATION OF OPTION

8.1            In the event of default in the performance of the requirements of Section 3.1, then, subject to the provisions of Sections 8.2 and 16.1 of this Agreement, the Option and this Agreement shall terminate.

8.2            The Optionee shall have the right to terminate this Agreement by giving 30 days' written notice of such termination to the Optionors and upon the effective date of such termination this Agreement shall be of no further force and effect and the Optionee will have no further obligation to issue any

Shares or incur any further exploration expenditures on the Property, except the Optionee shall be required to satisfy any requirements which have accrued under the provisions of this Agreement which have not been satisfied.

8.3            Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, the Optionee shall:

(a)

deliver to the Minera on any and all reports, samples, drill cores and engineering data of any kind whatsoever pertaining to the Property or related to Mining Work which have not been previously delivered to the Optionor;

(b)

upon notice from the Minera, remove all materials, supplies and equipment from the Property; provided however, that the Minera may retain ore and, at the cost of the Optionee, dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of receipt of such notice by the Optionee; and

(c)

ensure that, at the effective date of termination of this Agreement, the Property is free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee) and in good standing for at least the next ensuing 12 months whether by having done and filed, or paid in lieu thereof, all assessment work necessary for that purpose.

9.	CONFIDENTIALITY

9.1            All information and data concerning or derived from Mining Work shall be confidential and, except to the extent required by law or by regulation of any securities commission, stock exchange or other regulatory body, shall not be disclosed to any person other than a party's professional advisors without the prior written consent of the other party or parties, which consent shall not unreasonably be withheld.

10.	NOTICE

10.1            Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

10.2            Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telecommunication or other similar form of communication, be deemed to have been given and received on the day it was actually received.

10.3 Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

11.	FURTHER ASSURANCES

11.1            Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

12.	AREA OF INTEREST

12.1            If at any time during the subsistence of this Agreement either the Optionor or the Optionee stakes any mineral property located wholly or partly within the Area of Interest, such party give written notice of the acquisition of such Interest to the other party within 30 days of the acquisition which sufficiently describes the acquisition, including the cost thereof. Within 30 days of receiving such notice the non-acquiring party shall notify the acquiring party in writing as to whether or not it intends that the acquisition should become part of the Property. If the non-acquiring party fails to so notify the acquiring party within 30 days of receipt of the notice of the acquisition, then the acquisition shall be for the sole interest of the acquiring party and not subject to the terms of the option.

12.2            If the acquiring party is the Optionor and the Optionee has notified the Optionor of its intention that the acquisition should become part of the Property, the Optionee shall pay the Optionor within 30 days, the cost of acquisition. Upon payment of the cost of the acquisition by the Optionee,Minera and Optionee shall each become the beneficial owner of an interest in the acquisition (in the proportions set forth in this option in effect at the date of the acquisition ) and the acquisition will become part of the option and is subject to the terms of this option save and except for the provisions of this Article 12.

12.3            If theacquiring party is the Optionee and the Optionor has notified the Optionee of the intention that the acquisition should become part of the Property, Minera and the Optionee shall each become beneficial owner of an interest in the acquisition (in the proportions set forth in this option in effect at the date of the acquisition ) and the acquisition shall become part of the option and subject to the terms of the option, save and except for the provisions of this Article 12.

12.4            If an acquisition by the Optionee becomes part of the Property as provided for herein, the cost of the acquisition shall be credited towards the expenditures in Article 3.

13.	TIME OF THE ESSENCE

13.1	Time shall be of the essence in the performance of this Agreement.

14.	ENUREMENT

14.1            This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15.	FORCE MAJEURE

15.1            No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control including, but not limited to, acts of God, fire, storm, flood, explosion, strikes, lockouts or other industrial disturbances, acts of public enemy, war, riots, laws, rules and regulations or orders of any duly constituted governmental authority, or non-availability of materials or transportation (each an "Intervening Event").

15.2            All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

15.3            A party relying on the provisions of Section 14.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

16.	DEFAULT

16.1            If a party (the "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default (the "Non-Defaulting Party") shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option terminate, nor shall the Non-Defaulting Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within ten (10) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

17.	TRANSFERS

17.1            The Optionee with the consent of the Optionors first had and obtained, such consent to be not unreasonably withheld, may at any time during the Option Period sell, transfer or otherwise dispose of all or any portion of its interest in the Property and/or its rights and obligations under this Agreement; provided that any purchaser, grantee or transferee of any such interest delivers to the Optionors its agreement related to this Agreement and to the Property , containing:

(a) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such transferee as principal obligant; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and/or this Agreement or any portion thereof to the restrictions contained in this section;

and further provided that any shares delivered to the Optionor in connection with the exercise of the Option must be shares of the Optionee, unless otherwise agreed in writing by the Optionor.

1702            No assignment by the Optionee of any interest less than its entire interest in this Agreement shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement (whether to one or more transferees and whether in one or in a number of successive transfers), the Optionee shall be deemed to be discharged from all obligations hereunder save and except for obligations which arose prior to the date of transfer.

17.3            If the Optionor or the Optionee (the "Vendor") should at any time after exercise of the Option receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Vendor to purchase all or substantially all of its interest in and to the Property , which offer the Vendor desires to accept, or if the Vendor intends to sell all or substantially all of its interest in and to the Property , the Vendor shall first make an offer (the "Offer") of such interest in writing to the other party (the "Offeree") upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Vendor, as the case may be.

17.4            Each Offer shall specify the price and terms and conditions of such sale, the name of the Proposed Purchaser (which term shall, in the case of an intended offer by the Vendor, mean the person or persons to whom the Vendor intends to offer its interest) and, if the offer received by the Vendor from the Proposed Purchaser provides for any consideration payable to the Vendor or otherwise than in cash, the Offer shall include the Vendor's good faith estimate of the cash equivalent of the non-cash consideration.

17.5            If within a period of 60 days of the receipt of the Offer the Offeree notifies the Vendor in writing that it will accept the same, the Vendor shall be bound to sell such interest to the Offeree (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer.

17.6            If the Offer so accepted by the Offeree contains the Vendor's good faith estimate of the cash equivalent consideration as aforesaid, and if the Offeree disagrees with the Vendor's best estimate, the Offeree shall so notify the Vendor at the time of acceptance and the Offeree shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price.

17.7            If the Offeree so notifies the Vendor, the acceptance by the Offeree shall be effective and binding upon the Vendor and the Offeree and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration under the Commercial Arbitration Act of British Columbia and shall be payable by the Offeree, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration; and the Offeree shall in such case pay to the Vendor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Vendor being sold, the total purchase price which is specified in its notice to the Vendor and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

17.8            If the Offeree fails to notify the Vendor before the expiration of the time limited therefor that it will purchase the interest offered, the Vendor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, provided that the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within the said 60 days.

17.9            Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Offeree, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

18.	SEVERABILITY

18.1            If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.	AMENDMENT

19.1            This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

20.	ENTIRE AGREEMENT

20.1            This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof. In particular, Almaden agrees that the agreements of Lincoln as set forth in this Agreement replace and supercede the obligations of Lincoln under the original letter of intent dated August 5, 2005, including the obligations of Lincoln to issue to Almaden 70,000 shares on August 5, 2007, 80,000 shares on August 5, 2008 and 90,000 shares on August 5, 2009.

21.	OPTION ONLY

21.1            This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

22.	GOVERNING LAW AND ARBITRATION

21.1            This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the Courts and mediation/arbitral authorities of the Province of British Columbia.

22.2            Any dispute arising between the parties shall if possible be settled by mediation. Failing resolution by mediation, the matter shall be determined by binding arbitration conducted under the Commercial Arbitration Act (British Columbia) and the place of arbitration shall be Vancouver, British Columbia.

THE COMMON SEAL of ALMADEN MINERALS LTD.
was hereto affixed in the presence of:

/s/ Morgan Poliquin
Authorized Signatory

/s/ Duane Poliquin
Authorized Signatory

THE COMMON SEAL of MINERA GAVILAN, S.A. de C.V.
was hereto affixed in the presence of:

/s/ Morgan Poliquin Authorized Signatory /s/ Duane Poliquin Authorized Signatory	C/S

THE COMMON SEAL of LINCOLN GOLD CORP.
was hereto affixed In the presence of:

/s/ Paul F. Saxton Authorized Signatory /s/ Andrew Milligan Authorized Signatory	C/S

SCHEDULE “A”

Claim Data

SCHEDULE "B"

JOINT VENTURE TERMS

1.	Participating Interests

Initial interests and initial investments of Almaden and the /Optionee will be as set forth in the Option agreement

2.	Management Committee

The joint venture will be under the management of a management committee consisting of one representative of each participant and at least one alternate representative. A quorum for any Management Committee meeting shall be present if the representatives of all parties are present. The representative of the Operator shall be the chairman of Management Committee meetings. The Management Committee shall decide every question submitted to it by a vote with each representative being entitled to cast that number of votes which is equal to it’s party’s interest percentage. The Management committee shall make decisions by simple majority.

3.	Operator

(a)

The Optionee will be the first operator and remain so unless its interest is reduced below 50% or it resigns or is removed for default. Upon the Optionee ceasing as operator Almaden shall become operator failing which, the Management Committee shall thereupon select another party to become Operator.

(b) The non-operator may refer a question of operator default to arbitration if it is outvoted on a management committee motion to remove the operator for default.

(c) The operator must keep the property in good standing and free of encumbrances, comply with laws, and maintain proper books and accounts and adequate insurance.

(d)

The operator must conduct joint venture activities according to approved programs and budgets, with sole responsibility for non-approved overruns exceeding 20% on exploration programs and 10% on development and other programs, and otherwise in accordance with good mining practices.

(e) The operator will have the right to cash call in advance to cover anticipated approved program expenditures, including a reasonable amount of working capital.

(f)

The operator's charges for management will be: 10% of exploration costs, reduced to 5% on any single third party contract exceeding $50,000; 1% of construction costs; and 2% of mine operating costs. This charge is intended as a reimbursement of the costs of the time incurred by head office management and support functions in respect of approved programs on the Claims, which is not otherwise billed as a cost. The charge has been established as an estimate of anticipated management and administrative costs and on the basis that the party acting as Operator shall not profit nor suffer loss by virtue of acting in its capacity as Operator providing these services.

(g)

After commencement of commercial production the operator will have a lien on the non operator’s interest to secure the non operator’s cost share of expenditures and the right to advance the cost share of a party in default, any such advances to be accounted for in dilution formulae outlined in Sections 5 (c) and 5 (d) of this Schedule.

(h)	Prior to a production decision, the operator will submit annual exploration programs for management committee approval, and will report on results on a quarterly basis.

(i)

Unless a feasibility study was delivered prior to the formation of the joint venture, the Management Committee may approve a program which contemplates the preparation of a feasibility report at such time, if any, as it deems fit.

(j)	A development program will be prepared by operator based on a feasibility study approved by the Management Committee.

(k)	Each party must finance its own cost share of development costs, with the right to pledge its interest for such purpose.

(l)	After commencement of commercial production, operator will submit annual operating programs for management committee approval.

4.	Participation in Programs and Dilution

	(a)	Parties will have an election as to whether to participate in any approved exploration program or approved development program up to the amount of its interest at such time.

	(b)	Electing to participate in an approved program will make a participant liable for its agreed cost share of all expenditures for that program.

	(c)	Electing not to participate in an approved program will result in dilution of interest, i.e. each party's interest will be calculated as follows:

AB + Y
B + C

(Where:

A = the interest of the party being diluted prior to the start of the Relevant Program, as defined below;

B = the sum of all deemed and prior contributions of all parties prior to the start of the Relevant Program;

Y = the actual contributions (if any) of the diluting party to the Relevant Program; and

C = the total amount actually contributed by all parties to the Relevant Program; and

“Relevant Program” means a program to which the diluting party elected not to contribute and the Program is subsequently funded by the other party increasing its contribution by the amount of the shortfall.)

and the contributing party's interest will be correspondingly increased.

(d)

Notwithstanding (c) above, in the case of a development program which involves construction of mining facilities and bringing a mine to commercial production based on a feasibility study, a party electing to participate in such program in an amount less than its interest at the time (including not to participate at all) will result in dilution of such party's interest to that percentage of budgeted expenditures which it has agreed to contribute, subject to (f) below.

(e)

Until commencement of commercial production, a participant’s failure to pay its cost share of an approved program after electing to participate will constitute default and result in double dilution of interest, i.e. the defaulting party's interest will be:

AB + Y
2[B + C]

(A, B, Y and C having the meanings given above.)

and the non-defaulting party's interest will be correspondingly increased.

After commencement of commercial production, a participant’s failure to pay its cost share of an approved program after electing to participate will constitute default and result in dilution of interest, such that the defaulting party's interest will be:

AB + Y
B + 2C

(A, B, Y and C having the meanings given above.)

and the non-defaulting party's interest will be correspondingly increased.

(f)	Dilution to 10% will effect a deemed surrender of an interest in the joint venture, and conversion of such interest to a 2.0% net smelter royalty, which will be in a form to be agreed by the parties.

5.	Disposition of Production

(a) Each participant shall have the right to take its share of production in kind.

(b) The operator will be free to sell the share of production of any participant who fails to take its share in kind or make arrangements for sale, deducting its costs and expenses from the proceeds.

6.	Transfers of Interests

(a)

Any transfer of interest in the property and the joint venture agreement will be subject to a right of first offer of the other participant substantially in the form set forth in the Option Agreement under the heading “ Transfers”. Such a transfer cannot be made without the consent of the other party, which consent cannot be unreasonably withheld, and is subject to the transferee agreeing to be bound by the terms of the Joint Venture Agreement.

(b) No encumbrances of any interest will be permitted except for financing of development and then subject to the joint venture agreement.

7.	Withdrawal and Winding Up

No withdrawal by a party or winding up of the joint venture will be permitted without adequate payment of or security for reclamation and closure costs.

8.	Dispute Resolution

Arbitration administered by the British Columbia International Commercial Arbitration Centre.

9.	Other

	(a)	Force majeure

	(b)	Confidentiality

	(c)	Subject to British Columbia law.

SCHEDULE “C”

REGULATION S INVESTMENT AGREEMENT

WHEREAS:

A.            Lincoln Gold Corporation (the “Company”) has agreed to issue and Almaden Minerals Ltd. (the “Investor”) has agreed to accept • shares of the common stock of the Company (the “Shares”) as the issuance of securities dueu pursuant to an agreement dated •, 2007 between the Company and Almaden regarding the Bufa Property located in Chihuahua, Mexico (the “Bufa Agreement”);

B.            Almaden is a resident of Canada; and

C.            The Company has requested, as a condition of delivery of the Shares to Almaden, that Almaden execute and deliver to the Company this Investment Agreement in order to confirm that the Shares will be issued to Almaden pursuant to and in reliance of the safe harbour from the registration requirements of the United States Securities Act of 1933 (the “U.S. Securities Act”) provided by Rule 903 of Regulation S of the U.S. Securities Act.

Almaden covenants, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the completion of the issuance of the Shares to Almaden:

1.

Almaden has such knowledge and experience in finance, securities, investments, including investment in non-listed and non-registered securities, and other business matters so as to be able to evaluate the merits and risks of an investment in the Company’s common stock and to otherwise protect its interests in connection with this transaction. Further, Almaden is an “accredited investor” as such term is defined in NI 45-106.

2.

The Company has provided to Almaden the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to enter into the Bufa Agreement.

3.

Almaden is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws.

4.

Almaden understands the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

5.

Almaden has not acquired the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

6.	Almaden understands that the Shares are “restricted securities” under the U.S. Securities Act and that the Company has no obligation to register any of the Shares pursuant to the U.S. Securities Act.

7.

Almaden acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with the U.S. Securities Act or such similar legend as deemed advisable by the lawyers for the Company to ensure compliance with the U.S. Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

8.	If Almaden decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

	(a)	the sale is to the Company;

	(b)	the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

	(d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the cased of (b), (c) and (d), it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.

9.

Almaden acknowledges and agrees that the Shares have been issued to Almaden in an “offshore transaction” within the meaning of Regulation S of the U.S. Securities Act and represents, warrants and agrees that:

	(a)	Almaden was not in the United States at the time the Bufa Agreement was executed.

	(b)	Almaden will not to engage in hedging transactions with regard to the Shares unless in compliance with the U.S. Securities Act.

(c)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration.

(d)

Almaden will resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act.

(e)	Almaden is not a “U.S. Person” as defined by Regulation S of the U.S. Securities Act, as set forth in Schedule A hereto, and is not acquiring the Shares for the account or benefit of a U.S. Person.

10.

Almaden consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Investment Agreement.

This Investment Agreement is executed by Almaden effective as of the • day of •, 2007.

ALMADEN MINERALS LTD.
by its authorized signatory:

Signature:  ______________________________
Name:         ______________________________
Title:           ______________________________